Contact:	Stephen H. Gordon	Chairman & CEO	Telephone: (949) 585-7500
	Christopher G. Hagerty	EVP & CFO	Facsimile: (949) 585-0174

COMMERCIAL CAPITAL BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS OF $0.29 PER SHARE ON NET INCOME OF $16.8 MILLION AND NON-GAAP EARNINGS OF $0.32 PER SHARE ON NET INCOME OF $18.5 MILLION, EXCLUDING COSTS RELATED TO NEW COMMERCIAL BANKING DIVISION

– Net Interest Margin Increases Three Basis Points to 3.31% from Second Quarter 2005 –
– Net Interest Margin, Excluding Purchase Accounting Adjustments, Increases Five Basis
Points to 3.22% from Second Quarter 2005 –

– Company Deposits Increase $63 million from Second Quarter 2005 –
– Bank Deposits Increase $52 million from Second Quarter 2005 –
– Average Exchange Balances of $701 Million for Third Quarter 2005 –
– Previously Announced Low-Rate Single Family Loan Portfolio
Sales Substantially Completed –
– Loan Portfolio and Balance Sheet Growth Anticipated to Increase
Beginning Fourth Quarter –
– Company Approves Cash Dividend of $0.075 per Share –

IRVINE, CA – October 24, 2005 – Commercial Capital Bancorp, Inc. (the “Company”), (NASDAQ: “CCBI”), the holding company for Commercial Capital Bank (the “Bank”), TIMCOR Exchange Corporation (“TIMCOR”) and North American Exchange Company (“NAEC”), announced today net income of $16.8 million, or $0.29 per diluted share, for the third quarter of 2005, a decrease of 6% and 9%, respectively, from $18.0 million and $0.32 per diluted share, for the third quarter of 2004. Excluding the $2.9 million of direct costs associated with the Bank’s new Commercial Banking Division, as discussed below, the Company’s non-GAAP net income totaled $18.5 million, or $0.32 per diluted share, for the third quarter of 20051. The Company’s net interest margin expanded three basis points to 3.31% for the third quarter of 2005, from 3.28% for the second quarter of 2005. Excluding the purchase accounting adjustments from the Hawthorne Financial Corporation (“Hawthorne”) acquisition, the Company’s net interest margin expanded five basis points to 3.22% for the third quarter of 2005, from 3.17% for the second quarter of 2005. Additionally, the Company announced today that it has authorized a cash dividend of $0.075 per share to be paid on December 1, 2005 to shareholders of record on November 17, 2005. The Company’s net income for the nine months ended September 30, 2005 totaled $59.2 million, or $1.03 per diluted share, increases of 64% and 23%, respectively, from $36.0 million and $0.84 per diluted share, for the nine months ended September 30, 2004.

The Company’s return on average equity (“ROAE”) and return on average assets (“ROAA”) for the third quarter of 2005 were 9.89% and 1.30%, respectively, compared to 12.02% and 1.50% for the third quarter of 2004, respectively. The Company’s return on average tangible equity and return on average tangible assets for the third quarter of 2005 were 23.93% and 1.41%, respectively, compared to 30.55% and 1.62% for the third quarter of 2004, respectively. The Company’s ROAE and ROAA for the nine months ended September 30, 2005 were 11.93% and 1.52%, respectively, compared to 15.05% and 1.53% for the nine months ended September 30, 2004, respectively. The Company’s return on average tangible equity and return on average tangible assets were 28.75% and 1.64%, respectively, for the nine months ended September 30, 2005, compared to 30.95% and 1.61%, for the nine months ended September 30, 2004, respectively. The Company’s financial results include the effects of the acquisition of Hawthorne, which closed on June 4, 2004. The financial data for periods prior to February 17, 2005 do not include the impact of the TIMCOR acquisition. The financial data for periods prior to May 24, 2005 do not include the impact of the NAEC acquisition.

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Stephen H. Gordon, Chairman and Chief Executive Officer, stated, “This quarter included the expenses related to the investment made in establishing the Company’s previously announced Commercial Banking Division, which is now operational and gaining traction; the effect of the previously announced balance sheet-driven, asset/liability management strategies; and the impact of its two 1031 exchange companies. We are pleased with our third quarter’s non-GAAP results of $0.32 per diluted share, totaling $18.5 million, which exclude the expenses associated with the Commercial Banking Division. With the previously announced sales of lower-rate, held for sale single family loans largely behind us, combined with a strong adjustable rate loan origination pipeline, increased deposit balances, an expanded net interest margin, strong local markets, and strong asset quality, we feel that the Company is well positioned as we head towards 2006 .” Gordon added, “While not straying from the Company’s disciplined approach to asset quality, we believe that by maintaining a keen eye on liability management and building a strong and diverse core deposit franchise in multiple markets and economies across the state, we will further enhance shareholder value.”

	Q3	Q2	Q3	Year to Date	Year to Date
($ in 000’s, except per share data)	2005	2005	2004	9/30/2005	9/30/2004

Net income	$16,836	$19,325	$18,004	$59,248	$36,029
Basic EPS	0.30	0.35	0.34	1.08	0.90
Diluted EPS	0.29	0.34	0.32	1.03	0.84
Net interest income	38,265	38,925	37,877	115,525	74,554
Net interest margin	3.31%	3.28%	3.49%	3.29%	3.42%
Total revenues	$73,298	$71,576	$60,602	$210,864	$120,640
ROAA	1.30%	1.47%	1.50%	1.52%	1.53%
ROAA - Tangible	1.41	1.59	1.62	1.64	1.61
ROAE	9.89	11.62	12.02	11.93	15.05
ROAE - Tangible	23.93	28.11	30.55	28.75	30.95
Efficiency ratio	43.47	33.32	30.59	35.77	28.06
Core Loan Fundings[2]	$570,196	$599,303	$544,953	$1,764,628	$1,193,972
Total Loan Fundings[3]	609,894	624,715	583,184	1,842,433	1,309,246

Some of the Company’s and Bank’s third quarter 2005 highlights and achievements include:

•

The Company’s net interest margin increased three basis points to 3.31% for the third quarter of 2005, compared to 3.28% for the second quarter of 2005 and decreased 18 basis points compared to 3.49% for the third quarter of 2004. The Company’s net interest margin, excluding the purchase accounting adjustments from the Hawthorne acquisition, increased five basis points to 3.22% for the third quarter of 2005, compared to 3.17% for the second quarter of 2005 and decreased one basis point compared to 3.23% for the third quarter of 2004. The Company’s net interest spread increased four basis points to 3.16% for the third quarter of 2005, compared to 3.12% for the second quarter of 2005 and decreased 23 basis points compared to 3.39% for the third quarter of 2004. The Company’s yield on interest-earning assets increased 24 basis points to 5.70% for the third quarter of 2005 compared to the second quarter of 2005, while the Company’s cost of funds increased 19 basis points to 2.46%.

•

The Company’s total loan fundings, which includes loans originated and purchased, were $609.9 million during the third quarter of 2005, a decrease of 2% and an increase of 5%, respectively, compared to $624.7 million and $583.2 million for the second quarter of 2005 and third quarter of 2004, respectively. The Company’s core loan fundings were $570.2 million during the third quarter of 2005, a decrease of 5% and an increase of 5%, respectively, compared to $599.3 million and $545.0 million for the second quarter of 2005 and third quarter of 2004, respectively.

•

The Company entered the fourth quarter of 2005 with a total loan pipeline of $487 million at September 30, 2005, a decrease of 10% from $542 million at June 30, 2005. The Company entered the fourth quarter of 2005 with a core loan pipeline of $478 million at September 30, 2005, a decrease of 7% from $514 million at June 30, 2005.

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•

The Company’s multi-family loan portfolio grew during the third quarter of 2005 at an annualized rate of 13% to $2.9 billion at September 30, 2005, and now represents 74% of total loans held for investment. The Company’s commercial real estate loan portfolio grew during the third quarter of 2005 at an annualized rate of 13% to $534.6 million at September 30, 2005, from $518.1 million at June 30, 2005, and now represents 14% of total loans held for investment. During the third quarter of 2005, the Company’s single family loans held for investment portfolio increased approximately $50 million, which was primarily a result of a transfer of certain loans from the held for sale portfolio, as management now intends to hold these loans for investment.

•

During the third quarter of 2005, the Company completed the sale of $160.5 million of loans, which included $145.9 million of single family loans that were either classified as held for sale at June 30, 2005 or funded and designated as held for sale during the quarter. At September 30, 2005, the Company’s loans held for sale had declined to $165.8 million, which reflects loan sales, the reclassification to held for investment as discussed above, as well as the loan fundings and payoff activity that occurred during the third quarter of 2005.

•

The Company’s allowance for loan losses was 0.73% of net loans held for investment at September 30, 2005, compared to 0.76% at June 30, 2005, and 0.94% at September 30, 2004. Nonperforming assets declined to $8.9 million, or 0.17% of total assets at September 30, 2005, compared to $12.1 million, or 0.23% of total assets at June 30, 2005. At September 30, 2005, the allowance for loan losses totaled 321% of nonaccrual loans, compared to 237% and 723% at June 30, 2005 and September 30, 2004, respectively.

•

The Company’s total revenues, defined as interest income plus noninterest income, equaled $73.3 million for the third quarter of 2005, an increase of 2% and 21% from $71.6 million and $60.6 million for the second quarter of 2005 and third quarter of 2004, respectively.

•

In July 2005, the Company announced the expansion of its existing Financial Services Group efforts with the formation of the Commercial Banking Division within the Bank, which focuses on the business banking, treasury and cash management and other depository products and services needs of financial services companies such as title and escrow companies, 1031 exchange accommodators, homeowners associations, property management companies, non-real estate escrows and other fiduciary and corporate financial services companies.

•

At September 30, 2005, the Company had repurchased a total of 1,868,100 shares of its common stock at an average price of $19.27 per share in accordance with its authorized stock repurchase plans, of which 72,000 shares were repurchased during the third quarter of 2005 at an average price of $18.50 per share. On October 12, 2005, the Company announced that its Board of Directors authorized an additional repurchase program, providing for the repurchase of up to $20 million of the Company’s outstanding shares of common stock. The program will take effect upon completion of the Company’s current stock repurchase program, which was authorized in January 2005. At September 30, 2005, the Company has remaining authorization to repurchase 532,463 shares under its January 2005 approved program.

RECENT DEVELOPMENTS

On October 20, 2005, the Company announced that it had entered into a definitive agreement to acquire Calnet Business Bank, National Association. The all stock transaction is valued at approximately $40 million and is expected to close in the first quarter of 2006. At June 30, 2005, Calnet had total assets of $147.5 million, total deposits of $124.9 million, total loans of $98.3 million and total shareholders’ equity of $21.5 million. Calnet conducts its Greater Sacramento Valley deposit gathering and lending business from a single location in Sacramento. Calnet’s lending programs focus on commercial real estate, construction and business loans within the Greater Sacramento Valley of California. Calnet’s loans to deposits ratio, expressed as a percentage, was 79%, at June 30, 2005. For the second quarter ended June 30, 2005, noninterest-bearing deposits averaged $53.4 million or 42% of average deposits, while interest bearing deposits averaged $74.8 million and had an average cost of 1.93%. Also during the second quarter of 2005, Calnet’s cost of funds, which includes noninterest-bearing deposits, was 1.13%, and its net interest margin was 4.96%. As reported by Calnet, since July 2005, Calnet has operated in compliance with a formal agreement with the Office of the Comptroller of the Currency with respect to matters relating to its internal controls. The Company, as

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part of its overall due diligence, reviewed the regulatory criticisms and Calnet management’s corrective actions. The closing of the Calnet acquisition by the Company is subject to approval by Calnet shareholders and the Office of Thrift Supervision, the Company’s regulator.

NET INTEREST INCOME

The Company’s net interest income increased 1% and 55% to $38.3 million and $115.5 million for the third quarter and nine months ended September 30, 2005, respectively, from $37.9 million and $74.6 million for the third quarter and nine months ended September 30, 2004, respectively.

The Company’s yield on interest-earning assets increased 24 basis points to 5.70% for the third quarter of 2005, compared to 5.46% for the second quarter of 2005 and increased 45 basis points compared to 5.25% for the third quarter of 2004. The Company’s yield on total loans increased 27 basis points to 5.88% for the third quarter of 2005 compared to 5.61% for the second quarter of 2005 and increased 47 basis points compared to 5.41% for the third quarter of 2004. The Company’s cost of interest-bearing liabilities increased 20 basis points to 2.54% for the third quarter of 2005, compared to 2.34% for the second quarter of 2005 and increased 68 basis points compared to 1.86% for the third quarter of 2004. The Company’s cost of interest-bearing deposits increased 36 basis points to 2.64% for the third quarter of 2005, compared to 2.28% for the second quarter of 2005 and increased 107 basis points compared to 1.57% for the third quarter of 2004. The Company’s cost of funds, including the effect of noninterest-bearing deposits, increased 19 basis points to 2.46% for the third quarter of 2005, compared to 2.27% for the second quarter of 2005 and increased 64 basis points compared to 1.82% for the third quarter of 2004.

NONINTEREST INCOME

Noninterest income increased 106% and 115% to $7.4 million and $18.1 million for the third quarter and nine months ended September 30, 2005, respectively, from $3.6 million and $8.4 million for the third quarter and nine months ended September 30, 2004, respectively. Fee income from 1031 exchange transactions totaled $1.6 million and $3.3 million for the third quarter and nine months ended September 30, 2005, respectively. During the third quarter of 2005, the Company substantially completed the previously announced remix of the composition of its loan portfolio by selling $145.9 million of single family residential loans, which contributed to gains on sale of loans of $1.5 million and $4.9 million for the third quarter and nine months ended September 30, 2005, respectively, compared to $72,000 and $214,000 for the third quarter and nine months ended September 30, 2004, respectively. During the third quarter of 2005, the Company recorded $1.0 million of noninterest income related to the release of a litigation reserve held for a matter in which the Company received a favorable ruling from an appeals court.

NONINTEREST EXPENSES

The Company’s general and administrative expenses totaled $19.9 million and $47.8 million for the third quarter and nine months ended September 30, 2005, respectively, compared to $12.7 million and $23.3 million for the third quarter and nine months ended September 30, 2004, respectively. The third quarter of 2005 includes approximately $2.9 million of direct expenses related to the Commercial Banking Division. This included approximately $1.2 million of salaries and benefits and additional non-cash stock compensation expense, directly attributed to the Commercial Banking Division. In addition, the Company recorded $1.7 million of professional and legal costs associated with the start up of this division, as well as with the Company’s defense in the previously disclosed related litigation. The acquisitions of TIMCOR in February 2005 and NAEC in May 2005 also contributed to the increase in general and administrative expenses in the third quarter of 2005 compared to the third quarter of 2004.

The Company’s efficiency ratio was 43.47% and 35.77% for the third quarter and nine months ended September 30, 2005, respectively, compared to 30.59% and 28.06% for the third quarter and nine months ended September 30, 2004, respectively. Excluding the costs associated with the Commercial Banking Division, the Company’s efficiency ratio would have been 37.04%, for the third quarter ended September 30, 2005. General and administrative expenses were 1.53% and 1.22% of average assets for the third quarter and nine months ended September 30, 2005, respectively, compared to 1.05% and 0.99% for the third quarter and nine months ended September 30, 2004, respectively. Excluding the costs associated with the Commercial Banking Division, general and administrative expenses were 1.30% of average assets for the third quarter ended September 30, 2005.

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INCOME TAXES

The Company’s effective tax rate was 34.42% and 36.59% for the third quarter and nine months ended September 30, 2005, respectively, compared to 37.04% and 38.10% for the third quarter and nine months ended September 30, 2004, respectively. The reduction of the Company’s effective tax rate during the periods ended September 30, 2005 compared to the year ago periods reflects the realization of larger amounts of low income housing and other tax credits, the anticipation of additional tax credits to be received before the end of 2005, and the origination of income property loans in enterprise zones that generate certain state tax benefits.

BALANCE SHEET AND CAPITAL

The Company’s total consolidated assets increased to $5.24 billion at September 30, 2005, compared to $5.18 billion and $4.97 billion at June 30, 2005 and September 30, 2004, respectively. Total loans, which include loans held for investment, net of allowances, and loans held for sale, totaled $4.07 billion, compared to $4.05 billion and $3.88 billion at June 30, 2005 and September 30, 2004, respectively.

At September 30, 2005, multi-family loans held for investment totaled $2.90 billion, representing 74% of total loans held for investment, an increase of 3% and 30% from $2.81 billion at June 30, 2005, and $2.24 billion at September 30, 2004, respectively. At September 30, 2004, multi-family loans represented 57% of total loans held for investment. At September 30, 2005, the Company’s commercial real estate loan portfolio totaled $534.6 million, representing 14% of total loans held for investment, an increase of 3% and 23% from $518.1 million at June 30, 2005, and $435.1 million at September 30, 2004, respectively. At September 30, 2004, commercial real estate loans represented 11% of total loans held for investment.

At September 30, 2005, 58% of the Company’s total loan portfolio matures or is tied to an index that adjusts within one month, virtually unchanged from June 30, 2005. In addition, 69% of the Company’s total loan portfolio matures or has an interest rate scheduled to reset within six months from September 30, 2005 and 72% matures or resets within one year from September 30, 2005, both virtually unchanged from June 30, 2005. The Company’s total loan portfolio had a weighted average duration to maturity or reset of 11.6 months at September 30, 2005, compared to 11.8 months at June 30, 2005.

The Company’s securities portfolio totaled $408.3 million at September 30, 2005, a decrease of 8% and 16% from $444.5 million and $486.2 million at June 30, 2005 and September 30, 2004, respectively. Mortgage-backed securities were 8% of total assets at September 30, 2005.

The Bank’s deposits totaled $2.76 billion at September 30, 2005, an increase of 2% and 19% from $2.70 billion and $2.32 billion at June 30, 2005 and September 30, 2004, respectively. The Bank’s transaction account deposits totaled $1.70 billion at September 30, 2005, an increase of 3% and 41% from $1.65 billion and $1.20 billion at June 30, 2005 and September 30, 2004, respectively. The exchange balances of TIMCOR and NAEC are classified as borrowings on the consolidated balance sheet, and included as transaction account deposits on the Bank’s balance sheet. The Company had average exchange balances of $700.8 million for the third quarter of 2005, an increase of 30% from $539.2 million for the second quarter of 2005, the increase reflects the impact of the first full quarter since the acquisition of NAEC. The Company’s consolidated deposits totaled $2.10 billion at September 30, 2005, compared to $2.03 billion and $2.30 billion at June 30, 2005 and September 30, 2004, respectively. The Company’s consolidated transaction account deposits totaled $1.04 billion at September 30, 2005, compared to $977.3 million and $1.19 billion at June 30, 2005 and September 30, 2004, respectively. The Company’s time deposits totaled $1.06 billion at September 30, 2005, and June 30, 2005 compared to $1.11 billion at September 30, 2004.

Borrowings totaled $2.41 billion at September 30, 2005, compared to $2.42 billion and $2.02 billion at June 30, 2005 and September 30, 2004, respectively. FHLB advances totaled $1.51 billion at September 30, 2005, compared to $1.52 billion and $1.83 billion at June 30, 2005 and September 30, 2004, respectively. At September 30, 2005, the Company’s junior subordinated debt issued to its unconsolidated trust subsidiaries totaled $150.1 million, compared to $150.3 million at June 30, 2005, and $135.2 million at September 30, 2004.

Stockholders’ equity totaled $680.7 million at September 30, 2005, an increase of 2% and 12% from $668.5 million and $608.7 million at June 30, 2005, and September 30, 2004, respectively. Tangible stockholders’ equity totaled $281.2 million, an increase of 5% and 15% from $268.8 million and $245.2 million at June 30, 2005, and September

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30, 2004, respectively. The Company’s equity to assets and tangible equity to assets ratios were 13.00% and 5.37% at September 30, 2005, respectively, compared to 12.90% and 5.19% at June 30, 2005, respectively, and compared to 12.26% and 4.94% at September 30, 2004, respectively. The Company’s tangible equity to tangible assets ratio was 5.82% at September 30, 2005, compared to 5.62% and 5.33% at June 30, 2005 and September 30, 2004, respectively.

Book value per share totaled $12.23 at September 30, 2005, an increase of 1% and 9% from $12.07 and $11.20 at June 30, 2005, and September 30, 2004, respectively. Tangible book value per share totaled $5.05 at September 30, 2005, an increase of 4% and 12% from $4.85 and $4.51 at June 30, 2005, and September 30, 2004, respectively. The capital ratios of the Bank continued to exceed federal regulatory requirements for classification as a “well-capitalized” institution. The Bank’s core, tier one risk-based and total risk-based capital ratios are estimated to be 8.91%, 11.93% and 12.73% at September 30, 2005, respectively.

LOAN FUNDINGS

The Company’s total loan fundings, which includes loans originated and purchased, were $609.9 million during the third quarter of 2005, a decrease of 2% and an increase of 5% from $624.7 million and $583.2 million, for the second quarter of 2005 and third quarter of 2004, respectively. The Company’s core loan fundings were $570.2 million during the third quarter of 2005, a decrease of 5% and an increase of 5% from $599.3 million and $545.0 million, for the second quarter of 2005 and third quarter of 2004, respectively. The Company purchased $10 million of adjustable rate income property loans and construction loans during the third quarter of 2005. The Company’s total loan fundings increased 41% to $1.84 billion during the nine months ended September 30, 2005, from $1.31 billion for the nine months ended September 30, 2004. The Company’s core loan fundings increased 48% to $1.76 billion during the nine months ended September 30, 2005, from $1.19 billion for the nine months ended September 30, 2004.

The Company’s core loan fundings for the three months ended September 30, 2005 consisted of $298.6 million of multi-family real estate loans, $54.3 million of commercial real estate loans, $96.6 million of single family residential real estate loans, $112.2 million of construction and land loans, and $8.5 million of business and other loans. Of the Company’s $570.2 million of core loan fundings during the third quarter of 2005, 98% of loans held for investment were adjustable rate loans, of which 72% reprice within one year.

The value of loans in the Company’s total loan pipeline was $487 million at September 30, 2005, a decrease of 10% and an increase of 38% compared to $542 million and $353 million at June 30, 2005 and September 30, 2004, respectively. The value of loans in the Company’s core loan pipeline was $478 million at September 30, 2005, a decrease of 7% and an increase of 48% compared to $514 million and $322 million at June 30, 2005 and September 30, 2004, respectively.

PORTFOLIO ASSET QUALITY

Nonperforming assets totaled $8.9 million at September 30, 2005, a decrease of $3.2 million from the $12.1 million balance at June 30, 2005. The decrease in nonperforming assets is due to the removal of one construction loan offset by the addition of one defaulted single family residential loan during the third quarter of 2005. The single family residential loan was originated by Hawthorne and acquired through the Company’s acquisition of Hawthorne. This loan is considered impaired from a timeliness of repayment perspective. However, based on management’s analysis, no specific reserve is warranted as of September 30, 2005 as there is sufficient collateral to secure the loan principal balance.

The overall adequacy of the allowance for loan losses is reviewed by the Bank’s Internal Asset Review Committee on a quarterly basis and submitted to the Board of Directors for approval. The Internal Asset Review Committee’s responsibilities consist of risk management, as well as problem loan management, which include ensuring proper risk grading of all loans and analysis of specific allocations for all classified loans.

The Company’s review of its allowance for loan losses at September 30, 2005 indicated that a provision for loan losses for the third quarter of 2005 was not required and that the allowance for loan losses is adequate to cover potential losses inherent in the loan portfolio

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At September 30, 2005, the Company had total assets of $5.24 billion and the Bank had total deposits of $2.76 billion. The Bank operates banking offices located in Westlake Village (Ventura County), Tarzana, Malibu, Beverly Hills, Baldwin Hills, Westchester, Hawthorne, Manhattan Beach, Gardena, Hermosa Beach, Torrance, Redondo Beach (Los Angeles County), Orange, Irvine, Rancho Santa Margarita (Orange County), Riverside (Riverside County), La Jolla, Del Mar, San Diego (San Diego County), and San Mateo (San Mateo County), and lending offices, located in Corte Madera, San Mateo, Oakland, Encino, Glendale, Los Angeles, El Segundo, Irvine, Riverside, and La Jolla, California, with plans to open a banking office in the Crystal Cove Promenade in Newport Coast, California in 2005. The Bank was the 3rd largest multi-family lender in California during the 12 months ended June 30, 2005 (source: Dataquick Information Systems). The Company is a leading Section 1031-exchange accommodator and facilitates exchange transactions nationwide through the TIMCOR and North American Exchange Company brand names through the companies’ headquarters in Los Angeles and Walnut Creek, California, respectfully, offices located in Long Beach and La Jolla, California; Scottsdale, Arizona; Houston, Texas; Chicago, Illinois; and Miami, Florida; and through a presence in Seattle, Washington; Las Vegas, Nevada; Denver, Colorado; Dallas, Texas; Charlotte, North Carolina; and Washington, DC.

CONFERENCE CALL AND WEBCAST INFORMATION

Analysts and investors may listen to a discussion of the third quarter of 2005 performance and participate in the question/answer session either by dialing the phone number listed below, or through viewing a live video webcast of the discussion accessed through a link on the home page of the Company’s website at www.commercialcapital.com. The multimedia webcast enables participants to listen to the discussion and simultaneously view the video broadcast, tables, charts, an outline of the performance highlights, and submit questions for live response from the hosts. Windows Media player is required for viewing the video webcast. Interested parties can download the slide presentation from the Company’s website prior to the start of the call. It is recommended that participants dial into the call, or log in to the webcast, approximately 5 to 10 minutes prior to the event.

Conference Call	Webcast
Date: Monday, October 24, 2005	Date: Monday, October 24, 2005
Time: 7:00 a.m. PDT (10:00 a.m. EDT)	Time: 7:00 a.m. PDT (10:00 a.m. EDT)
Phone Number (866) 203-3436	Webcast URL: www.commercialcapital.com
International Dial-in Number (617) 213-8849	Windows Media player is required
Access Code: 84532368

Replay Information: for those who are unable to participate in the call or webcast live, an archive of the webcast will be available on the Company’s website at www.commercialcapital.com beginning approximately 2 hours following the end of the call. To listen to the call replay dial (888) 286-8010, or for international callers dial (617) 801-6888, the access code for either replay number is 46490116. The webcast archive and call replay will be available until November 5, 2005.

This press release and the aforementioned webcast may include forward-looking statements related to the Company’s plans, beliefs and goals, which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; changes in the securities markets and, with respect to the Company’s pending acquisition of Calnet Business Bank, governmental approvals of the merger; the stockholders of Calnet may fail to provide the required approval to consummate the merger. The Company undertakes no obligation to revise or publicly release any revision to these forward-looking statements.

This press release may be deemed to be solicitation material with respect to the proposed acquisition of Calnet and the issuance of shares of common stock by the Company pursuant to the merger. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. The registration statement will contain a proxy statement/prospectus to be distributed to the shareholders of Calnet in connection with their vote on the merger. SHAREHOLDERS OF CALNET ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND

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ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement/prospectus will be mailed to shareholders of Calnet. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by the Company by contacting: Investor Relations, Commercial Capital Bancorp, Inc., 8105 Irvine Center Drive, 15th Floor Irvine, CA 92618, telephone: 949-585-7500 or by visiting the Company’s website at www.commercialcapital.com, or from Calnet by contacting Kevin R. Watson, Chief Financial Officer, Calnet Business Bank, 1565 Exposition Blvd., Sacramento, CA 95815, telephone: 916-927-7000 or by visiting Calnet’s website at www.Calnetbank.com.

Calnet and their directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding Calnet’s directors and executive officers is set forth in its proxy statement, which is available by contacting Calnet at the telephone number set forth above.

[1] Reconciliations of non-GAAP measures to GAAP results are included at the end of this release

[2] The Company defines core loan fundings to exclude those loans funded through its strategic alliance with Greystone Servicing Corporation, a Fannie Mae DUS lender, and the Company’s other broker and conduit channels.

[3] The Company defines total loan fundings to include loans that are originated or purchased by the Company during the period.

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COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, except per share data)

	Sept. 30, 2005	Sept. 30, 2004

ASSETS

Cash and Cash Equivalents	$69,112	$20,445
Securities
MBS - Available For Sale	408,338	486,120
Other Investments - Available For Sale	—	100

Total Securities	408,338	486,220
FHLB Stock	84,314	86,147
Loans Held for Investment
Single Family	246,400	957,825
Multi-family	2,897,778	2,235,427
Commercial Real Estate	534,599	435,075
Construction	186,583	213,656
Land	48,414	55,786

Total Real Estate Loans	3,913,774	3,897,769
Business and Other Loans	18,085	13,399

Total Loans Held for Investment	3,931,859	3,911,168
Net Deferred Fees, Premiums and Discounts	319	(11,740)
Allowance for Loan Losses	(28,723)	(36,846)

Total Loans Held for Investment, Net	3,903,455	3,862,582
Loans Held for Sale	165,760	17,620

Total Loans	4,069,215	3,880,202
Fixed Assets - Net	16,624	9,989
Foreclosed Assets	—	—
Accrued Interest Receivable	19,652	16,819
Goodwill	394,080	357,367
Core Deposit Intangible	5,414	6,105
Bank-Owned Life Insurance	93,290	46,270
Affordable Housing Investments	33,956	17,261
Other Assets	41,664	39,951

TOTAL ASSETS	$5,235,659	$4,966,776

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Demand Deposits - Noninterest-Bearing	$140,185	$92,950
Demand Deposits - Interest-Bearing	74,063	80,267
Money Market Checking	212,637	419,760
Money Market Savings	438,313	298,165
Savings	173,481	293,905

Total Transaction Deposits	1,038,679	1,185,047
Retail Time Deposits	1,001,281	1,040,634
Broker Time Deposits	55,845	72,961

Total Time Deposits	1,057,126	1,113,595

Total Deposits	2,095,805	2,298,642
Borrowings
FHLB Advances	1,510,917	1,831,798
Exchange Balances	679,526	—
Junior Subordinated Debentures	150,107	135,225
Other Borrowings	69,000	57,000

Total Borrowings	2,409,550	2,024,023
Other Liabilities	49,578	35,403

TOTAL LIABILITIES	4,554,933	4,358,068

STOCKHOLDERS’ EQUITY	680,726	608,708

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,235,659	$4,966,776

	Sept. 30, 2005	Sept. 30, 2004

Operating Data
Performance Ratios and Other Data:
Equity to assets at end of period	13.00%	12.26%
Tangible equity to assets at end of period	5.37	4.94
Tangible equity to tangible assets at end of period	5.82	5.33
Nonperforming assets	$8,935	$5,095
Nonperforming assets to total assets	0.17%	0.10%
Allowance for loan losses to loans held for investment at end of period	0.73	0.94
Allowance for loan losses to nonaccrual loans	321	723

Per Share Data
Common shares outstanding at end of period	55,640,363	54,361,762
Book value per share	$12.23	$11.20
Tangible book value per share	5.05	4.51

9/17

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands, except per share data)

	THREE MONTHS ENDED
	Sept. 30, 2005	Sept. 30, 2004

Interest Income
Loans	$60,148	$50,777
Securities	4,698	5,301
FHLB Stock	935	891
Fed Funds and Other	83	18

Total Interest Income	65,864	56,987
Interest Expense
Deposits	12,852	9,060
FHLB Advances	10,139	8,345
Exchange Balances	1,552	—
Junior Subordinated Debentures	2,481	1,611
Other Borrowings	575	94

Total Interest Expense	27,599	19,110

Net Interest Income	38,265	37,877
Recapture of Allowance for Loan Losses	—	—

Net Interest Income after Recapture of Allowance for Loan Losses	38,265	37,877

Noninterest Income
Loan Related Fees	1,380	2,217
Retail Banking Fees	558	588
Mortgage Banking Fees	136	137
1031 Exchange Fees	1,620	—
Gain on Sale of Loans	1,494	72
Gain on Sale of Securities	—	—
Other Income	2,246	601

Total Noninterest Income	7,434	3,615

Noninterest Expenses
Compensation and Benefits	9,251	6,148
Non-Cash Stock Compensation	865	29
Occupancy and Equipment	2,219	2,131
Marketing	393	421
Technology	746	496
Professional and Consulting	2,482	370
Insurance Premiums and Assessment Costs	602	582
Merger-Related	—	494
Provision for Unfunded Commitments	56	—
Other Expenses	3,251	2,023

Total G&A Expenses	19,865	12,694
Early Extinguishment of Debt	—	—
Amortization of Core Deposit Intangible	163	203

Total Noninterest Expenses	20,028	12,897

Income Before Taxes	25,671	28,595
Income Tax Expense	8,835	10,591

Net Income	$16,836	$18,004

	THREE MONTHS ENDED
	Sept. 30, 2005	Sept. 30, 2004

Operating Data
Performance Ratios and Other Data:
Earnings per share - Basic	$0.30	$0.34
Earnings per share - Diluted	0.29	0.32
Weighted average shares outstanding -- Basic	55,244,376	53,625,568
Weighted average shares outstanding -- Diluted	57,565,159	56,824,595
Return on average assets	1.30%	1.50%
Return on average tangible assets	1.41	1.62
Return on average stockholders’ equity	9.89	12.02
Return on average tangible stockholders’ equity	23.93	30.55
Interest rate spread	3.16	3.39
Net interest margin	3.31	3.49
Efficiency ratio	43.47	30.59
G&A to average assets	1.53	1.05
Effective tax rate	34.42	37.04
Core loan fundings	$570,196	$544,953
Total loan fundings	609,894	583,184
Loans sold	160,507	2,554
Net Charge-offs <Recoveries>	8	<15>

10/17

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands, except per share data)

	NINE MONTHS ENDED
	Sept. 30, 2005	Sept. 30, 2004

Interest Income
Loans	$174,594	$92,464
Securities	14,907	17,773
FHLB Stock	3,055	1,951
Fed Funds and Other	227	55

Total Interest Income	192,783	112,243
Interest Expense
Deposits	33,587	16,963
FHLB Advances	32,207	17,014
Exchange Balances	3,039	—
Junior Subordinated Debentures	6,831	3,235
Other Borrowings	1,594	477

Total Interest Expense	77,258	37,689

Net Interest Income	115,525	74,554
Recapture of Allowance for Loan Losses	(8,109)	—

Net Interest Income after Recapture of Allowance for Loan Losses	123,634	74,554

Noninterest Income
Loan Related Fees	3,957	3,603
Retail Banking Fees	1,599	801
Mortgage Banking Fees	285	444
1031 Exchange Fees	3,340	—
Gain on Sale of Loans	4,895	214
Gain on Sale of Securities	—	2,152
Other Income	4,005	1,183

Total Noninterest Income	18,081	8,397

Noninterest Expenses
Compensation and Benefits	23,105	11,810
Non-Cash Stock Compensation	1,499	87
Occupancy and Equipment	6,431	3,205
Marketing	1,666	1,103
Technology	2,004	837
Professional and Consulting	3,674	780
Insurance Premiums and Assessment Costs	1,745	1,117
Merger-Related	—	914
Recapture of Reserve for Unfunded Commitments	(1,434)	—
Other Expenses	9,098	3,426

Total G&A Expenses	47,788	23,279
Early Extinguishment of Debt	—	1,204
Amortization of Core Deposit Intangible	488	261

Total Noninterest Expenses	48,276	24,744

Income Before Taxes	93,439	58,207
Income Tax Expense	34,191	22,178

Net Income	$59,248	$36,029

	NINE MONTHS ENDED
	Sept. 30, 2005	Sept. 30, 2004

Operating Data
Performance Ratios and Other Data:
Earnings per share - Basic	$1.08	$0.90
Earnings per share - Diluted	1.03	0.84
Weighted average shares outstanding -- Basic	55,085,899	40,173,889
Weighted average shares outstanding -- Diluted	57,456,826	42,794,098
Return on average assets	1.52%	1.53%
Return on average tangible assets	1.64	1.61
Return on average stockholders’ equity	11.93	15.05
Return on average tangible stockholders’ equity	28.75	30.95
Interest rate spread	3.13	3.31
Net interest margin	3.29	3.42
Efficiency ratio	35.77	28.06
G&A to average assets	1.22	0.99
Effective tax rate	36.59	38.10
Core loan fundings	$1,764,628	$1,193,972
Total loan fundings	1,842,433	1,309,246
Loans sold	702,494	15,852
Net Charge-offs <Recoveries>	3	<19>

11/17

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, except per share data)

	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004

ASSETS

Cash and Cash Equivalents	$69,112	$33,812	$78,775	$16,961	$20,445
Securities
MBS - Available For Sale	408,338	444,456	464,689	491,265	486,120
Other Investments - Available For Sale	—	—	—	—	100

Total Securities	408,338	444,456	464,689	491,265	486,220
FHLB Stock	84,314	98,943	97,007	96,046	86,147
Loans Held for Investment
Single Family	246,400	196,605	209,480	841,818	957,825
Multi-family	2,897,778	2,807,503	2,633,004	2,396,788	2,235,427
Commercial Real Estate	534,599	518,106	440,088	420,015	435,075
Construction	186,583	190,302	225,650	225,058	213,656
Land	48,414	43,946	50,182	56,308	55,786

Total Real Estate Loans	3,913,774	3,756,462	3,558,404	3,939,987	3,897,769
Business and Other Loans	18,085	18,723	19,364	16,360	13,399

Total Loans Held for Investment	3,931,859	3,775,185	3,577,768	3,956,347	3,911,168
Net Deferred Fees, Premiums and Discounts	319	(1,815)	(4,798)	(5,708)	(11,740)
Allowance for Loan Losses	(28,723)	(28,731)	(28,743)	(36,835)	(36,846)

Total Loans Held for Investment, Net	3,903,455	3,744,639	3,544,227	3,913,804	3,862,582
Loans Held for Sale	165,760	304,723	612,549	976	17,620

Total Loans	4,069,215	4,049,362	4,156,776	3,914,780	3,880,202
Fixed Assets - Net	16,624	16,905	16,419	10,318	9,989
Foreclosed Assets	—	—	—	—	—
Accrued Interest Receivable	19,652	18,872	19,374	17,120	16,819
Goodwill	394,080	394,080	377,726	357,367	357,367
Core Deposit Intangible	5,414	5,576	5,739	5,902	6,105
Bank-Owned Life Insurance	93,290	47,525	47,081	46,277	46,270
Affordable Housing Investments	33,956	34,877	35,798	36,719	17,261
Other Assets	41,664	35,593	33,961	31,169	39,951

TOTAL ASSETS	$5,235,659	$5,180,001	$5,333,345	$5,023,924	$4,966,776

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Demand Deposits - Noninterest-Bearing	$140,185	$127,300	$110,741	$97,931	$92,950
Demand Deposits - Interest-Bearing	74,063	74,941	78,611	78,003	80,267
Money Market Checking	212,637	243,337	316,639	473,344	419,760
Money Market Savings	438,313	313,158	195,875	245,306	298,165
Savings	173,481	218,573	281,766	336,474	293,905

Total Transaction Deposits	1,038,679	977,309	983,632	1,231,058	1,185,047
Retail Time Deposits	1,001,281	939,410	933,209	932,562	1,040,634
Broker Time Deposits	55,845	115,895	115,199	93,161	72,961

Total Time Deposits	1,057,126	1,055,305	1,048,408	1,025,723	1,113,595

Total Deposits	2,095,805	2,032,614	2,032,040	2,256,781	2,298,642
Borrowings
FHLB Advances	1,510,917	1,521,028	2,015,338	1,856,349	1,831,798
Exchange Balances	679,526	685,551	370,202	—	—
Junior Subordinated Debentures	150,107	150,253	150,398	135,079	135,225
Other Borrowings	69,000	65,000	61,000	101,000	57,000

Total Borrowings	2,409,550	2,421,832	2,596,938	2,092,428	2,024,023
Other Liabilities	49,578	57,098	51,589	49,499	35,403

TOTAL LIABILITIES	4,554,933	4,511,544	4,680,567	4,398,708	4,358,068

STOCKHOLDERS’ EQUITY	680,726	668,457	652,778	625,216	608,708

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,235,659	$5,180,001	$5,333,345	$5,023,924	$4,966,776

	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004

Operating Data
Performance Ratios and Other Data:
Equity to assets at end of period	13.00%	12.90%	12.24%	12.44%	12.26%
Tangible equity to assets at end of period	5.37	5.19	5.05	5.21	4.94
Tangible equity to tangible assets at end of period	5.82	5.62	5.44	5.62	5.33
Nonperforming assets	$8,935	$12,098	$6,475	$6,601	$5,095
Nonperforming assets to total assets	0.17%	0.23%	0.12%	0.13%	0.10%
Allowance for loan losses to loans held for investment at end of period	0.73	0.76	0.80	0.93	0.94
Allowance for loan losses to nonaccrual loans	321	237	444	558	723
Per Share Data
Common shares outstanding at end of period	55,640,363	55,388,061	55,416,348	54,519,579	54,361,762
Book value per share	$12.23	$12.07	$11.78	$11.47	$11.20
Tangible book value per share	5.05	4.85	4.86	4.80	4.51

12/17

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands, except per share data)

	THREE MONTHS ENDED
	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004

Interest Income
Loans	$60,148	$58,540	$55,905	$54,221	$50,777
Securities	4,698	4,990	5,219	5,285	5,301
FHLB Stock	935	1,086	1,034	860	891
Fed Funds and Other	83	62	83	27	18

Total Interest Income	65,864	64,678	62,241	60,393	56,987
Interest Expense
Deposits	12,852	10,861	9,874	9,174	9,060
FHLB Advances	10,139	10,923	11,145	10,717	8,345
Exchange Balances	1,552	1,147	341	—	—
Junior Subordinated Debentures	2,481	2,307	2,043	1,770	1,611
Other Borrowings	575	515	504	264	94

Total Interest Expense	27,599	25,753	23,907	21,925	19,110

Net Interest Income	38,265	38,925	38,334	38,468	37,877
Recapture of Allowance for Loan Losses	—	—	(8,109)	—	—

Net Interest Income after Recapture of Allowance for Loan Losses	38,265	38,925	46,443	38,468	37,877
Noninterest Income
Loan Related Fees	1,380	1,519	1,058	1,591	2,217
Retail Banking Fees	558	509	531	546	588
Mortgage Banking Fees	136	108	40	122	137
1031 Exchange Fees	1,620	1,347	374	—	—
Gain on Sale of Loans	1,494	2,757	645	3,809	72
Gain on Sale of Securities	—	—	—	—	—
Other Income	2,246	658	1,100	622	601

Total Noninterest Income	7,434	6,898	3,748	6,690	3,615

Noninterest Expenses
Compensation and Benefits	9,251	7,235	6,619	6,120	6,148
Non-Cash Stock Compensation	865	393	241	29	29
Occupancy and Equipment	2,219	2,052	2,159	2,096	2,131
Marketing	393	619	654	498	421
Technology	746	646	612	538	496
Professional and Consulting	2,482	694	498	440	370
Insurance Premiums and Assessment Costs	602	574	568	579	582
Merger-Related	—	—	—	282	494
Provision (Recapture of Reserve) for Unfunded Commitments	56	—	(1,490)	(416)	—
Other Expenses	3,251	3,055	2,793	2,539	2,023

Total G&A Expenses	19,865	15,268	12,654	12,705	12,694
Early Extinguishment of Debt	—	—	—	—	—
Amortization of Core Deposit Intangible	163	162	163	203	203

Total Noninterest Expenses	20,028	15,430	12,817	12,908	12,897

Income Before Taxes	25,671	30,393	37,374	32,250	28,595
Income Tax Expense	8,835	11,068	14,287	12,016	10,591

Net Income	$16,836	$19,325	$23,087	$20,234	$18,004

	THREE MONTHS ENDED
	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004

Operating Data:
Performance Ratios and Other Data
Earnings per share - Basic	$0.30	$0.35	$0.42	$0.37	$0.34
Earnings per share - Diluted	0.29	0.34	0.40	0.36	0.32
Weighted average shares outstanding -- Basic	55,244,376	55,186,788	54,821,891	54,399,694	53,625,568
Weighted average shares outstanding -- Diluted	57,565,159	57,522,870	57,277,806	56,947,525	56,824,595
Return on average assets	1.30%	1.47%	1.78%	1.61%	1.50%
Return on average tangible assets	1.41	1.59	1.92	1.73	1.62
Return on average stockholders’ equity	9.89	11.62	14.41	13.06	12.02
Return on average tangible stockholders’ equity	23.93	28.11	34.49	31.55	30.55
Interest rate spread	3.16	3.12	3.10	3.26	3.39
Net interest margin	3.31	3.28	3.27	3.38	3.49
Efficiency ratio	43.47	33.32	30.07	28.13	30.59
G&A to average assets	1.53	1.16	0.98	1.01	1.05
Effective tax rate	34.42	36.42	38.23	37.26	37.04
Core loan fundings	$570,196	$599,303	$595,129	$495,730	$544,953
Total loan fundings	609,894	624,715	607,824	540,783	583,184
Loans sold	160,507	386,144	155,843	166,257	2,554
Net Charge-offs <Recoveries>	8	12	<17>	11	<15>

13/17

COMMERCIAL CAPITAL BANCORP, INC.
Average Balances, Net Interest Income, Yields Earned and Rates Paid
(Dollars in Thousands)

	THREE MONTHS ENDED SEPTEMBER 30,

	2005			2004

	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

Interest-Earning Assets:
Total Loans(1)	$4,093,233	$60,148	5.88%	$3,755,796	$50,777	5.41%
Securities(2)	428,419	4,698	4.39	494,957	5,301	4.28
FHLB Stock	88,407	935	4.23	85,241	891	4.18
Cash and Cash Equivalents(3)	9,596	83	3.46	3,750	18	1.92

Total Interest-Earning Assets	4,619,655	65,864	5.70	4,339,744	56,987	5.25
Noninterest-Earning Assets	570,882			474,926

Total Assets	$5,190,537			$4,814,670

Interest-Bearing Liabilities:
Deposits:
Transaction Accounts(4)	$877,634	4,795	2.17	$1,122,315	4,559	1.62
Certificates of Deposits	1,056,302	8,057	3.03	1,176,655	4,501	1.52

Total Deposits	1,933,936	12,852	2.64	2,298,970	9,060	1.57
FHLB Advances	1,469,112	10,139	2.74	1,621,709	8,345	2.05
Exchange Balances	700,793	1,552	0.88	—	—	—
Junior Subordinated Debentures	150,203	2,481	6.55	135,321	1,611	4.74
Other Borrowings (5)	64,893	575	3.52	23,424	94	1.60

Total Interest-Bearing Liabilities	4,318,937	27,599	2.54	4,079,424	19,110	1.86

Noninterest-Bearing Deposits	138,935			101,268
Other Noninterest-Bearing Liabilities	51,638			34,630

Total Liabilities	4,509,510			4,215,322
Stockholders’ Equity	681,027			599,348

Total Liabilities and Stockholders’ Equity	$5,190,537			$4,814,670

Net Interest-Earning Assets	$300,718			$260,320

Net Interest Income/Interest Rate Spread		$38,265	3.16%		$37,877	3.39%

Net Interest Margin			3.31%			3.49%

(1) The average balance of loans receivable includes loans held for sale and is presented without reduction for the allowance for loan losses.

(2) Consists of mortgage-backed securities and U.S. government securities which are classified as available-for-sale, excluding the unrealized gains or losses on these securities.

(3) Consists of cash in interest-earning accounts and federal funds sold.

(4) Consists of savings, money market accounts and other interest-bearing deposits.

(5) Consists of securities sold under agreements to repurchase, federal funds purchased, warehouse line of credit and other short-term borrowings.

14/17

COMMERCIAL CAPITAL BANCORP, INC.
Average Balances, Net Interest Income, Yields Earned and Rates Paid
(Dollars in Thousands)

	NINE MONTHS ENDED SEPTEMBER 30,

	2005			2004

	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

Interest-Earning Assets:
Total Loans(1)	$4,121,876	$174,594	5.65%	$2,284,326	$92,464	5.40%
Securities(2)	455,450	14,907	4.36	552,685	17,773	4.29
FHLB Stock	94,427	3,055	4.31	63,203	1,951	4.12
Cash and Cash Equivalents(3)	10,934	227	2.77	5,979	55	1.23

Total Interest-Earning Assets	4,682,687	192,783	5.49	2,906,193	112,243	5.15
Noninterest-Earning Assets	529,465			241,273

Total Assets	$5,212,152			$3,147,466

Interest-Bearing Liabilities:
Deposits:
Transaction Accounts(4)	$910,708	12,925	1.90	$729,263	9,330	1.71
Certificates of Deposits	1,049,009	20,662	2.63	659,634	7,633	1.55

Total Deposits	1,959,717	33,587	2.29	1,388,897	16,963	1.63
FHLB Advances	1,716,259	32,207	2.51	1,214,498	17,014	1.87
Exchange Balances	476,270	3,039	0.85	—	—	—
Junior Subordinated Debentures	148,535	6,831	6.15	91,359	3,235	4.73
Other Borrowings (5)	71,814	1,594	2.97	48,533	477	1.31

Total Interest-Bearing Liabilities	4,372,595	77,258	2.36	2,743,287	37,689	1.84

Noninterest-Bearing Deposits	125,376			62,837
Other Noninterest-Bearing Liabilities	51,775			22,095

Total Liabilities	4,549,746			2,828,219
Stockholders’ Equity	662,406			319,247

Total Liabilities and Stockholders’ Equity	$5,212,152			$3,147,466

Net Interest-Earning Assets	$310,092			$162,906

Net Interest Income/Interest Rate Spread		$115,525	3.13%		$74,554	3.31%

Net Interest Margin			3.29%			3.42%

(1) The average balance of loans receivable includes loans held for sale and is presented without reduction for the allowance for loan losses.

(2) Consists of mortgage-backed securities and U.S. government securities which are classified as available-for-sale, excluding the unrealized gains or losses on these securities.

(3) Consists of cash in interest-earning accounts and federal funds sold.

(4) Consists of savings, money market accounts and other interest-bearing deposits.

(5) Consists of securities sold under agreements to repurchase, federal funds purchased, warehouse line of credit and other short-term borrowings.

15/17

COMMERCIAL CAPITAL BANCORP, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in Thousands, except per share data)

The following tables provide a reconciliation of the Company’s reported net interest margin and net interest spread compared to adjusted net interest margin and net interest spread excluding the net effect of the amortization or accretion of premiums or discounts resulting from the purchase accounting adjustments due to the Hawthorne acquisition:

				Excluding
	Q3 2005 As Reported			Premium/Discount Effect		Q3 2005 Adjusted

	Average		Avg.	Average		Average		Avg.
	Balance	Interest	Yield/Cost	Balance	Interest	Balance	Interest	Yield/Cost

Total Interest-Earning Assets	$4,619,655	$65,864	5.70%	$3,830	$(756)	$4,623,485	$65,108	5.63%

Total Interest-Bearing Liabilities	4,318,937	27,599	2.54%	(3,205)	347	$4,315,732	$27,946	2.57%

Net Interest Income/Interest Rate Spread		$38,265	3.16%		$(1,103)		$37,162	3.06%
Net Interest Margin			3.31%					3.22%

				Excluding
	Q2 2005 As Reported			Premium/Discount Effect		Q2 2005 Adjusted

	Average		Avg.	Average		Average		Avg.
	Balance	Interest	Yield/Cost	Balance	Interest	Balance	Interest	Yield/Cost

Total Interest-Earning Assets	$4,740,920	$64,678	5.46%	$4,617	$(915)	$4,745,537	$63,763	5.37%

Total Interest-Bearing Liabilities	4,418,099	25,753	2.34%	(3,600)	417	$4,414,499	$26,170	2.38%

Net Interest Income/Interest Rate Spread		$38,925	3.12%		$(1,332)		$37,593	2.99%
Net Interest Margin			3.28%					3.17%

				Excluding
	Q3 2004 As Reported			Premium/Discount Effect		Q3 2004 Adjusted

	Average		Avg.	Average		Average		Avg.
	Balance	Interest	Yield/Cost	Balance	Interest	Balance	Interest	Yield/Cost

Total Interest-Earning Assets	$4,339,744	$56,987	5.25%	$13,660	$(1,434)	$4,353,404	$55,553	5.10%

Total Interest-Bearing Liabilities	4,079,424	19,110	1.86%	(6,103)	1,295	4,073,321	20,405	1.99%

Net Interest Income/Interest Rate Spread		$37,877	3.39%		$(2,729)		$35,148	3.11%
Net Interest Margin			3.49%					3.23%

The following tables provide a reconciliation of the Company’s net income and total general and administrative expenses excluding the effect of the expenses related to the Commercial Banking Division.

Three Months Ended
Net Income	Sept. 30, 2005

Net income - as reported	$16,836
Adjustments related to the Commercial
Banking Division:
Add: Reversal of compensation expenses	1,183
Add: Reversal of professional expenses	1,722
Add: Reversal of other operating expenses	33
Less: Tax effect (42%)	(1,234)

Net income - Non-GAAP	$18,540

Three Months Ended
Total General and Administrative Expense	Sept. 30, 2005

Total general and administrative expense - as reported	$19,865
Adjustments related to the Commercial
Banking Division:
Less: Compensation expenses	(1,183)
Less: Professional expenses	(1,722)
Less: Other operating expenses	(33)

Total general and administrative expense - Non-GAAP	$16,927

Selected Financial Highlights:

	Three Months Ended	Three Months Ended
	Sept. 30, 2005	Sept. 30, 2005
	Non-GAAP	GAAP

Basic EPS	$0.34	$0.30
Diluted EPS	0.32	0.29
Return on Average Assets[1]	1.43%	1.30%
Return on Tangible Assets[1]	1.55	1.41
Return on Average Equity[1]	10.89	9.89
Return on Average Tangible Equity[1]	26.35	23.93
Efficiency Ratio	37.04	43.47
G&A to Average Assets[1]	1.30	1.53

1 Average asset and equity balances were not adjusted for purposes of calculating these Non-GAAP financial ratios

16/17

COMMERCIAL CAPITAL BANK, FSB
Selected Financial Data
(Dollars in Thousands)

	Sept. 30, 2005	June 30, 2005

ASSETS

Cash and Cash Equivalents	$67,014	$29,675
Securities	406,748	442,782
FHLB Stock	84,314	98,943
Loans Held For Investment
Single Family	246,400	196,605
Multi-family	2,894,484	2,804,188
Commercial Real Estate	534,599	518,106
Construction	186,583	190,302
Land	48,414	43,946

Total Real Estate Loans	3,910,480	3,753,147
Business & Other Loans	17,972	18,610

Total Loans Held for Investment	3,928,452	3,771,757
Net Deferred Fees, Premiums and Discounts	1,810	(25)
Allowance for Loan Losses	(28,723)	(28,731)

Total Loans Held for Investment, Net	3,901,539	3,743,001
Loans Held For Sale	164,794	303,754

Total Loans	4,066,333	4,046,755
Other Assets	550,212	502,369

TOTAL ASSETS	$5,174,621	$5,120,524

LIABILITIES AND STOCKHOLDER’S EQUITY

Deposits
Demand Deposits - Noninterest-Bearing	$176,013	$222,143
Demand Deposits - Interest-Bearing	74,063	74,941
Money Market Checking	595,051	600,640
Money Market Savings	680,392	532,838
Savings	173,573	218,665

Total Transaction Deposits	1,699,092	1,649,227
Total Time Deposits	1,057,126	1,055,305

Total Deposits	2,756,218	2,704,532
Borrowings	1,579,917	1,586,028
Other Liabilities	55,408	58,963

TOTAL LIABILITIES	4,391,543	4,349,523
STOCKHOLDER’S EQUITY	783,078	771,001

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$5,174,621	$5,120,524

17/17